Exhibit 25.2

_____________________________________________________________________________

securities and exchange commission

Washington, D.C. 20549

__________________________

FORM T-1

Statement of Eligibility Under

The Trust Indenture Act of 1939 of a

Corporation Designated to Act as Trustee

Check if an Application to Determine Eligibility of

a Trustee Pursuant to Section 305(b)(2)

_______________________________________________________

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368

I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Alejandro Hoyos

U.S. Bank National Association

8 Greenway Plz Ste 1100, Houston, Texas 77046-0892

(713) 212-7576

(Name, address and telephone number of agent for service)

ALLEGIANCE BANCSHARES, INC.

                                                       (Issuer with respect to the Securities)

Texas	26-3564100
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8847 West Sam Houston Pkwy., N. Suite 200 Houston, Texas	77040
(Address of Principal Executive Offices)	(Zip Code)

Subordinated Debt Securities

(Title of the Indenture Securities)

FORM T-1

Item 1.      GENERAL INFORMATION.  Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.
Comptroller of the Currency
Washington, D.C.

b)Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.     AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee's knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.     LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1. A copy of the Articles of Association of the Trustee.*

2. A copy of the certificate of authority of the Trustee to commence business, attached as Exhibit 2.

3.A copy of the certificate of authority of the Trustee to exercise corporate trust powers, attached as Exhibit 3.

4.A copy of the existing bylaws of the Trustee.**

5.A copy of each Indenture referred to in Item 4. Not applicable.

6.The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.Report of Condition of the Trustee as of September 30, 2019 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

* Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.

** Incorporated by reference to Exhibit 25.1 to registration statement on form S-3ASR, Registration Number 333-199863 filed on November 5, 2014.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Houston, State of Texas on the 22nd of January, 2020.

By:/s/ Alejandro Hoyos________Alejandro Hoyos

Vice President

Exhibit 2

Office of the Comptroller of the Currency

Washington, DC 20219

CERTIFICATE OF CORPORATE EXISTENCE

I, Joseph Otting, Comptroller of the Currency, do hereby certify that:

1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. "U.S. Bank National Association," Cincinnati, Ohio (Charter No. 24), is a national banking association formed under the laws of the United States and is authorized thereunder to transact the business of banking on the date of this certificate.

IN TESTIMONY WHEREOF, today, June 11, 2019, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia

Comptroller of the Currency

Exhibit 3

Office of the Comptroller of the Currency

Washington, DC 20219

CERTIFICATION OF FIDUCIARY POWERS

I, Joseph Otting, Comptroller of the Currency, do hereby certify that:

1. The Office of the Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. "U.S. Bank National Association," Cincinnati, Ohio (Charter No. 24), was granted, under the hand and seal of the Comptroller, the right to act in all fiduciary capacities authorized under the provisions of the Act of Congress approved September 28, 1962, 76 Stat. 668, 12 USC 92a, and that the authority so granted remains in full force and effect on the date of this certificate.

IN TESTIMONY WHEREOF, today, June 11, 2019, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia.

Joseph Otting

Comptroller of the Currency

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: January 22, 2020

By:/s/ Alejandro Hoyos________Alejandro Hoyos

Vice President

Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

As of 9/30/2019

($000’s)

9/30/2019

Assets

Cash and Balances Due From $ 15,112,079

           Depository Institutions

Securities119,318,592

Federal Funds3,649,142

Loans & Lease Financing Receivables 295,082,725

Fixed Assets               6,645,121

Intangible Assets12,676,922

Other Assets   24,909,024

Total Assets    $477,393,605

Liabilities

Deposits$372,420,581

Fed Funds1,053,008

Treasury Demand Notes0

Trading Liabilities  991,966

Other Borrowed Money33,643,638

Acceptances0

Subordinated Notes and Debentures3,850,000

Other Liabilities15,002,550

Total Liabilities$426,961,743

Equity

      Common and Preferred Stock18,200

Surplus 14,266,915

Undivided Profits35,346,037

Minority Interest in Subsidiaries800,710

Total Equity Capital$50,431,862

Total Liabilities and Equity Capital$477,393,605

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